Exhibit 99.1

IDT Press Contact:

Graham Robertson

Integrated Device Technology, Inc. Corporate

Phone: (408) 284-2644

Email: graham.robertson@IDT.com

IDT Investor Relations Contacts:

Mike Knapp

Integrated Device Technology, Inc. Investor

Relations

Phone: (408) 284-6515

Email: mike.knapp@IDT.com

Andrew Cole/John Christiansen

Sard Verbinnen & Co

Phone: (212) 687-8080/(415) 618-8750

Email: idt-svc@sardverb.com

PLX Company Contact:

Arthur O. Whipple, CFO

PLX Technology, Inc.

Phone: (408) 774-9060

Email: investor-relations@plxtech.com

PLX Investor Relations Contact:

Leslie Green

Green Communications Consulting, LLC

Phone: (650) 312-9060

Email: leslie@greencommunicationsllc.com

Integrated Device Technology, Inc. to Acquire PLX Technology, Inc.

Broadens IDT’s Solutions for Data Center Interconnects in Cloud Computing

PLX Technology Stockholders To Receive Approximately $7.00 per Share in a Cash and Stock

Transaction Projected to be Accretive to IDT’s Non-GAAP Earnings by Q3 FY13

SAN JOSE, Calif. and SUNNYVALE, Calif., April 30, 2012 – Integrated Device Technology, Inc. (IDT ®; NASDAQ: IDTI), the Analog and Digital Company™ delivering essential mixed-signal semiconductor solutions, and PLX Technology, Inc. (NASDAQ: PLXT) today announced that they have signed a definitive agreement pursuant to which IDT will acquire PLX. Under the terms of the agreement, unanimously approved by the boards of directors of both companies, IDT will acquire all of the outstanding shares of PLX common stock pursuant to an exchange offer, followed by a second step merger. In the acquisition, PLX stockholders will receive (i) $3.50 in cash and (ii) 0.525 shares of IDT common stock for each PLX common share outstanding. Based on IDT’s closing stock price on April 27, 2012, the transaction is valued at approximately $7.00 per PLX share and results in a total transaction value of approximately $330 million.

“The proposed acquisition of PLX Technology represents an exciting expansion of IDT’s core serial switching and interface business,” said Ted Tewksbury, president and CEO at IDT. “Our two companies have complementary product sets, technologies and customer bases, and we share a focus on delivering the highest-performance system-level interconnect solutions for data centers and other applications. IDT and its shareholders will benefit from the top-line contribution of our enhanced product portfolio as well as the increased profitability provided through the added scale and expanded operating margin. This transaction is aligned with our long-term strategy of expanding our core businesses through organic growth and acquisitions.”

“This proposed transaction will enable our stockholders to realize significant value today and benefit from the many growth and cost reduction opportunities of the combined company,” said Ralph Schmitt, president and CEO at PLX. “We expect that a transaction with IDT will enhance PLX’s commitment to its customers to deliver innovative technologies that meet their needs and demands.”

As a result of the combination, IDT anticipates it will achieve total run-rate cost synergies, excluding transaction related charges, in excess of $35 million by fiscal year 2014. IDT currently projects the transaction to be accretive to non-GAAP earnings by the third fiscal quarter of 2013 with more significant accretion by fiscal year 2014, in each case based on an assumed closing during the first fiscal quarter of 2013. Increased scale and expected cost savings are expected to lower combined non-GAAP operating expenses, generate significant operating margin expansion, and accelerate IDT’s timing to achieving its stated target operating model.

The companies expect that the proposed transaction will close as early as IDT’s first fiscal quarter 2013, which is the second quarter of calendar 2012. The exchange offer is subject to customary closing conditions, including the tender into the exchange offer by PLX stockholders of shares representing at least a majority of the outstanding shares of PLX common stock on a fully diluted basis, and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. IDT expects to finance the cash portion of the acquisition through existing cash balances and committed financing. The proposed transaction is not subject to any financing condition.

Under the terms of the merger agreement, PLX may solicit superior proposals from third parties for a “go shop” period of 30 calendar days continuing through May 30, 2012. It is not anticipated that any developments will be disclosed with regard to this process unless PLX’s board of directors makes a decision with respect to a potential superior proposal. Deutsche Bank, which is acting as PLX’s financial advisor, will advise PLX during the go shop period. There are no guarantees that this process will result in a superior proposal. The merger agreement provides IDT with a customary right to match a superior proposal. The agreement also provides for certain break-up fees payable to IDT in connection with the termination of the agreement in certain circumstances.

J.P. Morgan is acting as financial advisor and Latham & Watkins LLP is acting as legal advisor to IDT. Deutsche Bank is acting as financial advisor and Baker & McKenzie LLP is acting as legal adviser to PLX.

Additional Information

The exchange offer described herein has not yet commenced. This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer will only be made through a prospectus, which is part of a registration statement on Form S-4, as well as a Tender Offer Statement on Schedule TO, an offer to purchase, form of letter of transmittal and other documents relating to the exchange offer (collectively, the “Exchange Offer Materials”), each to be filed with the U.S. Securities and Exchange Commission (the “SEC”) by IDT. In addition, PLX will file with the SEC a solicitation/recommendation statement on Schedule 14D-9 with respect to the exchange offer. IDT and PLX expect to mail the Exchange Offer Materials, as well as the Schedule 14D-9, to PLX stockholders. Investors and security holders are urged to carefully read these documents and the other documents relating to the transactions contemplated by the merger agreement when they become available because these documents will contain important information relating to the exchange offer and related transactions. Investors and security holders may obtain a free copy of these documents after they have been filed with the SEC, and other annual, quarterly and special reports and other information filed with the SEC by IDT or PLX, at the SEC’s website at www.sec.gov. In addition, such materials will be available from IDT or PLX, or by calling Innisfree M&A Incorporated, the information agent for the exchange offer, toll-free at (877) 456-3463. Banks and brokers may call collect at (212) 750-5833.

Neither IDT nor PLX is asking for stockholders to vote or soliciting proxies in connection with the exchange offer transaction at this time. Upon consummation of the offer, IDT and PLX may seek votes or proxies in connection with the proposed back-end merger from holders of PLX shares not tendered in the offer. IDT, PLX and their respective officers and directors therefore may be deemed to be participants in the solicitation of proxies from PLX’s stockholders in connection with the proposed merger. A description of certain interests of the directors and executive officers of PLX is set forth in PLX’s Form 10-K/A, Amendment No. 1, in Part III thereof, which was filed with the SEC on April 27, 2012. A description of certain interests of the directors and executive officers of IDT is set forth in IDT’s proxy statement for its 2011 annual meeting, which was filed with the SEC on August 1, 2011. To the extent holdings of either company’s securities by their respective directors and certain officers have subsequently changed, such changes have been reflected on Forms 4 filed with the SEC.

About Integrated Device Technology, Inc.

Integrated Device Technology, Inc., the Analog and Digital Company™, develops system-level solutions that optimize its customers’ applications. IDT uses its market leadership in timing, serial switching and interfaces, and adds analog and system expertise to provide complete application-optimized, mixed-signal solutions for the communications, computing and consumer segments. Headquartered in San Jose, Calif., IDT has design, manufacturing and sales facilities throughout the world. IDT stock is traded on the NASDAQ Global Select Stock Market® under the symbol “IDTI.” Additional information about IDT is accessible at www.IDT.com.

About PLX Technology, Inc.

PLX Technology, Inc. (NASDAQ: PLXT), based in Sunnyvale, Calif., USA, is an industry-leading global provider of semiconductor-based connectivity solutions primarily targeting the enterprise and consumer markets. The company develops innovative software-enriched silicon that enables product differentiation, reliable interoperability and superior performance.

Forward-Looking Statements

Certain statements in this press release may contain forward-looking statements relating to IDT and/or PLX, including their expectations for IDT’s proposed acquisition of PLX. All statements included in this transcript concerning activities, events or developments that IDT and/or PLX expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the following: uncertainties as to the timing of the exchange offer and the subsequent merger; uncertainties as to how many of PLX’s stockholders will tender their shares of common stock in the exchange offer; the risk that competing offers or acquisition proposals will be made; the risk that the exchange offer and the subsequent merger will not close because of a failure to satisfy one or more of the offer closing conditions (including regulatory approvals); the risk that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; the risk that stockholder litigation in connection with the exchange offer or the merger may result in significant costs of defense, indemnification and liability; the risk that IDT’s or PLX’s business will have been adversely impacted during the pendency of the exchange offer and the merger; the risk that the operations of the companies will not be integrated successfully; the risk that the expected cost savings and other synergies from the transaction may not be fully realized, realized at all or take longer to realize than anticipated; and other economic, business and competitive factors affecting the businesses of IDT and PLX generally, including those set forth in the filings of IDT and PLX with the SEC from time to time, including their respective annual reports on Form 10-K and quarterly reports on Form 10-Q, their current reports on Form 8-K and other SEC filings. These forward-looking statements speak only as of the date of this communication and neither IDT nor PLX undertakes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

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IDT and the IDT logo are trademarks or registered trademarks of Integrated Device Technology, Inc. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

PLX and the PLX logo are registered trademarks of PLX Technology, Inc.